EXHIBIT 10.50

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

 THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of May 3, 2004, is entered into among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), and PC MALL, INC., a Delaware corporation formerly known as IdeaMall, Inc. ("PC Mall"), PC MALL SALES, INC., a California corporation formerly known as Creative Computers, Inc. ("PC Mall Sales") ECOST.COM, INC., a Delaware corporation ("ecost"), ELINUX.COM, INC., a Delaware corporation ("eLinux"), CCIT, INC., a Delaware corporation formerly known as Creative Computers Integrated Technologies, Inc. ("CCIT"), WF ACQUISITION SUB, INC., a Delaware corporation ("WF Sub"), COMPUTABILITY LIMITED, a Delaware corporation ("Computability"), AF SERVICES, INC., a Delaware corporation ("AF Services"), PC MALL GOV, INC., a Delaware corporation ("PCMG"), SIFY, INC., a Delaware corporation formerly known as ClubMac, Inc. ("SIFY"), ONSALE, INC., a Delaware corporation ("Onsale"), AV ACQUISITION, INC., a Delaware corporation ("AV Acquisition"), MALL ACQUISITION 1, INC., a Delaware corporation formerly known as PCM.com, Inc. ("Acquisition 1") and MALL ACQUISITION 2, INC., a Delaware corporation formerly known as PCMall.com, Inc. ("Acquisition 2"), jointly and severally as co-borrowers (each a "Borrower" and collectively, "Borrowers"). RECITALS

A. Borrowers and Lender have previously entered into that certain Loan and Security Agreement dated March 7, 2001 as amended (the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. Pursuant to an initial public offering (the "ecost IPO"), PC Mall may sell all or a portion of its stock in ecost and/or ecost may issue new stock. Prior to the ecost IPO, ecost may modify its ownership structure by creating more than one class of stock, with differing voting rights assigned to each such class. In addition, immediately prior to the consummation of the ecost IPO, ecost may pay to PC Mall a dividend, a portion of which may be paid in the form of a promissory note (the "ecost Note") and the remaining portion of which may be paid by the forgiveness of the capital contribution due from PC Mall outstanding as of December 31, 2003. The ecost Note, if issued, may be repaid in whole or in part from the proceeds of the ecost IPO.

C. After the ecost IPO, PC Mall may subsequently (i) assign or license certain intellectual property associated with the ecost business to ecost, sublease certain real property to ecost and/or agree to provide various products and services to ecost and/or (ii) dividend to its shareholders some or all of its remaining shares of the common stock of ecost.

D. Borrowers have requested Lender to consent to the transactions described in Recitals B and C above and any transactions ancillary thereto (collectively, the "ecost Transactions") and to amend the Loan Agreement, and Lender is willing to provide such consent and to amend the Loan Agreement, all upon the terms and conditions set forth below.

AGREEMENT

 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. ecost Transactions. Lender consents to, and waives any Event of Default arising from, the ecost Transactions. Concurrently with the IPO and without further action by any party hereto, Lender's security interests in the property and common stock of ecost shall be deemed terminated and ecost shall be deemed released as a Borrower under the Loan Agreement. Lender shall take whatever steps are reasonably necessary to effectuate such termination and release including, without limitation, filing of UCC statements removing ecost as a debtor and returning to PC Mall any shares of stock in ecost which have been pledged to Lender.

2. ecost Note. PC Mall agrees that it shall deliver or cause to be delivered to the Lender the original ecost Note, if issued by ecost, duly endorsed by PC Mall to the order of Lender, and agrees that it shall remit to Lender any payments of interest or principal made to PC Mall under the ecost Note, and any proceeds received by PC Mall from the ecost IPO, promptly upon receipt. If requested by Lender, PC Mall agrees to execute written instructions to ecost to the effect that the ecost Note has been assigned to the Lender and all payments thereunder should be made directly to the Lender. Any amounts paid to Lender in connection with the ecost Note shall be applied to the Revolving Loans.

3. Effectiveness of this Amendment. Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective. (a) This Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Consents duly executed and delivered by LaSalle Business Credit, LLC and Fleet Capital Business Finance Division as Participants.

(c) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

4. Representations and Warranties. Each Borrower represents and warrants as follows:

(a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Reference to and Effect on the Financing Agreements.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b) Except as specifically provided above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Lender.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Financing Agreements effective as of the date hereof.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LENDER:	BORROWERS:
CONGRESS FINANCIAL CORPORATION (WESTERN)	PC MALL, INC.
By: /s/ Gary D. Cassianni Name: Gary D. Cassianni Title: Vice President	By: /s/ Frank Khulusi Name: Frank Khulusi Title: President
PC MALL SALES, INC.
By: /s/ Rory Zaks Name: Rory Zaks Title: President
ECOST.COM, INC.
By: /s/ Gary Guy Name: Gary Guy Title: President
ELINUX.COM, INC.
By: /s/ Dan DeVries Name: Dan DeVries Title: President
CCIT, INC.
By: /s/ Richard Lepow Name: Richard Lepow Title: President
WF ACQUISITION SUB, INC.
By: /s/William C. Neary Name: William C. Neary Title: President
COMPUTABILITY LIMITED
By: /s/ Peter L. Zuiker Name: Peter L. Zuiker Title: President
AF SERVICES, INC.
By: /s/ Simon Abuyounes Name: Simon Abuyounes Title: President
PC MALL GOV, INC.
By: /s/ Alan Bechara Name: Alan Bechara Title: President
SIFY, INC.
By: /s/ Read Fenner Name: Read Fenner Title: President
ONSALE, INC.
By: /s/ Sam Khulusi Name: Sam Khulusi Title: President
AV ACQUISITION, INC.
By: /s/ Theodore Sanders Name: Theodore Sanders Title: Secretary
MALL ACQUISITION 1, INC.
By: /s/ Theodore Sanders Name: Theodore Sanders Title: Secretary
MALL ACQUISITION 2, INC.
By: /s/ Theodore Sanders Name: Theodore Sanders Title: Secretary